UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2005

FCStone Group, Inc.

(Exact name of Registrant as specified in its charter)

Iowa	000-51099	42-1091210
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2829 Westown Parkway, West Des Moines, Iowa	50266
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (515) 223-3756

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2005, FGDI, L.L.C., a majority owned subsidiary of FCStone Group, Inc. (the “Company”), entered into a Master Loan Agreement, a Statused Revolving Credit Supplement and a Revolving Term Loan Supplement with CoBank, ACB. These revolving credit lines will be used to finance FGDI’s grain merchandising business. The amendments have an overall effect of reducing FGDI’s credit lines with CoBank from $97.5 million to $76.0 million, as discussed in more detail below.

The new Master Loan Agreement amends and restates the previous master loan agreement originally executed by the parties on October 15, 2000. In addition, the current $97.5 million revolving credit facility (which was composed of three credit supplements in the amounts of $65 million, $24.4 million and $8.1 million, respectively), which was set to expire on April 15, 2005, was replaced with two new credit supplements: (1) a $68.0 million revolving credit facility with a term expiring on October 1, 2005; and (2) an $8.0 million revolving term loan, with a term expiring on October 1, 2006.

Item 8.01 Other Events

On April 15, 2005, FCStone Group, Inc. commenced the subscription offering pursuant to the terms of Plan of Conversion described in Company’s registration statement on Form S-4 as filed with the Securities and Exchange Commission on August 18, 2004, as amended. Under the terms of the Plan of Conversion, the subscription offering will continue until June 14, 2005.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements: Not Applicable.

(b) Pro Forma Financial Information: Not Applicable.

(c) Exhibits:

	20.1	Letter to shareholders dated April 15, 2005 regarding subscription offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2005

FCSTONE GROUP, INC.
(Registrant)

By:	/s/ Paul G. Anderson
Paul G. Anderson
Chief Executive Officer